Exhibit 99.1

FOR RELEASE AT 8:00 AM EDT ON MONDAY, MAY 14, 2012

KODIAK OIL & GAS CORP. PROVIDES INTERIM CORPORATE UPDATE

•      TWO NEW PRODUCERS IN POLAR BLOCK FURTHER CONFIRM PROLIFIC CORE AREA

DENVER — May 14, 2012 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today provided an interim corporate update on recent drilling and completion activities.

Interim Drilling and Completion Operations Update

In the Polar project area in southern Williams County, North Dakota, Kodiak recently completed two wells, each with a 94% working interest (WI) and a 74% net revenue interest (NRI).  The wells were drilled and completed on a two-well pad.  The following table sets forth information relating to these wells:

Kodiak-operated Wells Completed in May 2012

		WI/		Length of	IP 24-hour Test (BOE/d)			Frac	Choke		Avg. Cum Production
Well Name	County	NRI (%)	Formation	Lateral	BOPD	MMcfe/d	BOE/d	Stages	Size "	PSI	BOE/d	Days
Thomas 15-33-28-1H3	Williams	94/74	Three Forks	9,373’	2,425	3.58	3,021	28	44/64	1,600	1,454	7
Thomas 15-33-28-2H	Williams	94/74	Bakken	9,277’	3,000	6.12	4,021	34	42/64	2,500	2,033	7

In the Koala Project area in McKenzie County, fracture stimulation procedures were recently completed on two additional wells in the Koala project area.  These wells, the Koala 15-31-30-2H and the Koala 15-31-30-3H, were completed in the Middle Bakken Formation and will be flow tested and placed on production in the coming days.  Kodiak owns a 98% WI and a 79% NRI in each of these two wells.

Kodiak’s dedicated completion crew is mobilizing to complete a two-well pad in Dunn County where Kodiak owns a 100% WI and 82% NRI.  A second 24-hour completion crew will be mobilizing on a two-well pad in the Polar project area in late May 2012 where Kodiak owns a 69% WI and a 54% NRI.

Management Comment

Commenting on ongoing operations, Kodiak’s Chairman and CEO Lynn A. Peterson said:  “We are pleased to have drilled and completed two strong producers in the Polar area.  These are the first two wells we have drilled and completed in our recently acquired lands, and they are benefiting from our completion design. This area in southern Williams County appears to be characterized by the same high reservoir pressures, bottom-hole temperatures and depths that we are seeing in the Koala and Smokey areas just over the river to the south. We will continue to move forward with our completion schedule with 10 gross (9 net) wells still to be completed in the second quarter of 2012.”

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s expectations as to Kodiak’s exploration, development and drilling plans, including the timing of drilling commencement and drilling completion of our wells, production estimates, and expectations regarding our ability to execute our 2012 program. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in Kodiak’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11